Exhibit 21.1


                      Raintree Resorts International, Inc.

                                  Subsidiaries
                          (formed under the laws of the
                    United States unless otherwise indicated)


Raintree Vacation Exchange Club, LLC
Raintree Resorts Management Company, LLC
Raintree North America Resorts, Inc.
Raintree North American Resorts, LLC
Canaries Future,  SL+

   CR Resorts Parent Nominee Holding, LLC
   CR Resorts Capital,  S.  de  R.L. de C.V. *
   CR Resorts Holding,  S.  de  R.L. de C.V. *

      Timeshare Nominee Holding, LLC
      CR Resorts Remainder Company,  S.  de R.L.  de C.V. *
      Top Acquisitions Sub,  S.  de  R.L.  de C.V. *

          CR Resorts Cancun,  S.  de  R.L.  de C.V. *
          CR Resorts Cabos,  S.  de R.L.  de C.V. *
          CR Resorts Puerto Vallarta,  S.  de R.L.  de C.V.*
          Desarrollos Turisticos Regina,  S.  de R.L.  de C.V.*

              Corporacion Habitacional Mexicana, S.A.  de C.V.*
              Desarollos Turisticos Integrales Cozumel, S.A. de C.V.* Corporacion Mexitur, S.A. de C.V. *
              Servicios Turistiscos Integrales Cobamex,  S.A.  de C.V. *
              Club Regina,  S.A.  de C.V. *
              CR Resorts Cancun Timeshare Trust Co., S. de R.L. de C.V. * CR Resorts Cabos Timeshare Trust Co., S. de R.L. de C.V. *
              CR Resorts Puerto Vallarta Timeshare Co., S. de R.L. de C.V. * Promotora Villa Vera, S. de R.L. de C.V. *
              Villa Vera Resort,  S.  de R.L.  de C.V. *
              Los Cabos Express Intercity,  S.  de R.L.  de C.V. *
              Regina Cabo West,  S.  de R.L.  de C.V. *
              Operadora RT Resorts,  S.  de R.L.  de C.V. *
              Servicios Bugambilias,  S.  de R.L.  de C.V. *

Raintree Resorts International Canada Ltd.  **

         Northface Realty Co. Ltd. **
         Whiski Jack Resorts Ltd. **
                Whistler Rental Accommodation Centre Ltd. **
                Whistler Valley Adventure Centre, Ltd. **
                Whistler Central Reservations Ltd. **

Raintree Resorts Canada, L.L.C.

         Raintree Resorts Holding ULC **

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+     Formed under the laws of Spain.
*     Formed under the laws of the United Mexican States
**    Formed under the laws of Canada